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                                                                    EXHIBIT 10.9

                                    AGREEMENT

        Agreement dated this 30th day of October, 1997, by and between Tyro Inc., a Nevada corporation, also known as Tyro Precious Metals Processing Center ("Tyro"), Dean Willman ("Willman"), Individually, and Roland S. Ericsson (Ericsson), Individually (collectively referred to as "Debtors"), and Can-Cal Resources Ltd. ("Can-Cal").

        WHEREAS, by letter of agreement dated September 11, 1996 and amendments thereto, by and between Tyro, A. R. Trust, acting on behalf of Can-Cal, entered into an agreement to process precious metals and perform other services; and

        WHEREAS, disputes have risen by and between the parties with respect to the propriety of expenditures of monies advanced by Can-Cal through A. R. Trust to the escrow account of Ericsson to Tyro; and

        WHEREAS, the parties desire to resolve their differences amicably and provide for the repayment of a portion of funds advanced by Can-Cal through A.
R. Trust to Tyro; and

        WHEREAS, the parties wish to, upon completion of payments required by this Agreement, release each other from any other and further obligations to each other.

        NOW, THEREFORE, it is agreed as follows:

PAYMENTS TO CAN-CAL

        1.Tyro, Willman, Individually, and Ericsson, Individually, (Collectively "Debtors") each hereby jointly and severally covenant and promise to pay to Can-Cal the sum of $65,000 as follows:

               Date Due                     Amount
               --------                     ------

               November 10, 1997            $10,000
               December 10, 1997            $10,000
               January 10, 1998             $10,000
               February 10, 1998            $10,000
               March 10, 1998               $10,000
               April 10, 1998               $10,000
               May 10, 1998                 $ 5,000

There shall be a ten (10) day grace period before a default is declared by Can-Cal, with the exception of the payment due on November 10,1997 which must be made on that date. All payments

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shall bear  interest at six  percent  (6%) per annum with the  exception  of the first payment of $10,000 due on November 10,1997 which shall be paid without any interest.

        Debtors each agree that they are primarily liable for the payment of all monies as set forth herein and that, in the event of the occurrence of an event of default, they will pay to Can-Cal all costs including reasonable attorney's fees incurred in enforcing this Agreement, their lien and security interests, or the rights and remedies herein provided.

COLLATERAL
----------

        2. Debtors hereby agree to secure and collateralize the obligation of $65,000 to Can-Cal by pledging to Can-Cal the collateral listed on Exhibit A hereto. Debtors will forthwith execute appropriate financing statements and all other documents as Can-Cal may reasonably require in order to make all required filings as evidence of the pledge of the collateral to Can-Cal.

DEBTORS' REPRESENTATIONS AND WARRANTIES
---------------------------------------

        3. Debtors hereby represent and warrant:

           a. that they own each item of collateral set forth on Exhibit A free and clear of all liens, security interests, encumbrances or claims by third parties and that by pledging the collateral to Can-Cal they are not violating any agreement, covenant, promise or undertaking.

           b. that the collateral will be kept and stored at Tyro's facilities near Bullhead City, Arizona and will not be removed therefrom without the express prior written consent of Can- Cal; and

           c. Debtors will defend the collateral against claims or demands made by all persons claiming either the collateral or any interest in it.

           d. Debtors will promptly pay when due all taxes, assessments, liens and encumbrances levied against the collateral or upon the use of the collateral or upon operations in which the collateral is used, or those levied against the obligation secured by this Agreement. If the collateral is attached to real property owned by Debtors or under any contract which obligates Debtors to pay taxes on the real property, Debtors agree to pay taxes, assessments and encumbrances upon the real property on which the collateral is located.

USE OF COLLATERAL
-----------------

        4. Until the occurrence of any event of default, Debtors may have possession of the collateral. Debtors may use the collateral in any lawful manner which is not inconsistent with this Agreement, any policy of insurance upon the collateral or the laws and regulations of the State of Arizona. Debtors will maintain and keep the collateral in good order and repair and agree not to use

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the collateral in any manner which results in waste, unreasonable  deterioration or depreciation. Can- Cal's representatives may enter upon the Debtors' property and inspect the collateral at any reasonable time.

EVENTS QF DEFAULT
-----------------

        5. Debtors are in default under this Agreement upon the happening of one or more of the following events or conditions:

           a. Default in the payment of monies when due;

           b. If a warranty, representation or statement made or furnished by Debtors to Can-Cal is false or proves to have been false in any material respect when it was made;

           c. Loss, theft, damage, destruction, sale or encumbrance of the collateral or any part of it, or a levy, seizure or attachment of the collateral or any part of it;

           d. Debtors' failure to perform any covenant in this Agreement or the taking of action by Debtors which is inconsistent with or in violation of this Agreement; or which endangers the safety or integrity of the collateral or Can-Cal's security interest;

           e. Dissolution, termination of existence, insolvency of any Debtor, appointment of a receiver for any part of any property belonging to Debtors whether or not it is collateral under this Agreement, assignment for the benefit of creditors, or the commencement of proceedings under a bankruptcy or insolvency law by or against the Debtors.

ACCELERATION
------------

        6. Upon the happening of an event of default, all amounts owed by Debtors to Can-Cal, pursuant to this Agreement, shall become immediately due and payable.

        7. Upon the occurrence of any event of default hereunder, Can-Cal shall have the right to take possession of the collateral and to sell or any part thereof consistent with commercially reasonable standards at public or private sale at Can-Cal's option at any time or times without advertisement or demand upon or notice to any Debtor (all of which are hereby waived), except such notice as is required by applicable statute and cannot be waived; with the right on the part of Can- Cal or its nominee to become the purchaser thereof at any such sale (unless prohibited by statute), free from any equity of redemption and from all other claims, and after deducting all legal and other expenses for maintaining or selling the collateral and all attorneys fees, legal or other expenses for collection, sale and delivery, to apply the residue of the proceeds of such sale or sales to pay all amounts owed by Debtors to Can-Cal.


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OTHER REMEDIES AVAILABLE TO CAN-CAL
-----------------------------------

        8. The amount to be paid by Debtors to Can-Cal pursuant to this Agreement represents a compromise of claims asserted by Can-Cal against Debtors. In the event the Debtors fail to make timely payment of the amounts due pursuant to paragraph 1 herein, Can-Cal, in addition to its rights to obtain judgment for any unpaid balance due, shall have the right to file a lawsuit against Debtors seeking damages in addition to the amounts required to be paid hereunder.

DEBTORS' AUTHORITY
------------------

        9. Debtors have the authority to enter into this Agreement and any person signing it on Debtors' behalf does so with the authority of the Debtors.

REPRESENTATIONS AND WARRANTIES OF CAN-CAL
-----------------------------------------

        10. Can-Cal represents that it has, either directly or through A. R. Trust advanced funds to Tyro by depositing them in the escrow account of Ericsson and that no other party has any interest in the funds advanced by it. Can-Cal further represents that it has the authority to enter into this Agreement and any person signing it on Can-Cal's behalf does so with the authority of Can-Cal.

ASSIGNMENT OF RIGHTS
--------------------

        11. Debtors, and each of them, hereby assign to Can-Cal any and all rights, claims, or causes of action they have or may have against John Doherty for actions taken or failed to be taken, monies spent, monies received or any other matter relating to services performed or failed to be performed, equipment purchased or obtained in connection with services performed by Debtors for Can-Cal.

RELEASES
--------

        12. Upon receipt of all payments required by paragraph 1 of this Agreement timely made by Debtors, Can-Cal irrevocably releases Debtors and each of them from all actions, causes of action, suits, debts and all other matters Can-Cal ever had or has by reason of any matter to the date of this Agreement.



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        13. In  consideration  of the  execution  of this  Agreement by Can-Cal,
Debtors and each of them hereby release Can-Cal from all actions, causes of action, suits, debts and all other matters Debtors ever had or has by reason of any matter to the date of this Agreement.

                                        TYRO INC., A NEVADA CORPORATION

                                        By:    /s/   Dean Willman, President
                                            ------------------------------------
                                               /s/   Dean Willman
                                        ----------------------------------------
                                        Dean Willman, Individually

                                               /s/    Roland S. Ericsson
                                       -----------------------------------------
                                       Roland S. Ericsson, Individually

                                       CAN-CAL RESOURCES LTD.

                                       By:     /s/   R. D. Sloan
                                           -------------------------------------

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